                                   EXHIBIT 99

                            JOINT FILER INFORMATION

Name:                       Urstadt Property Company, Inc.

Address:                    2 Park Place, Bronxville, New York  10708

Designated Filer:           Charles J. Urstadt

Issuer & Ticker Symbol:     Urstadt Biddle Properties Inc. (UBP (Common Stock))

Date of Event

Requiring Statement:        February 12, 2004

Signature:                  By:      /s/ Charles J. Urstadt

                                     Charles J. Urstadt

                                     Chairman